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                                                                    Exhibit 23.2




                We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto.

                                      Very truly yours,

                                      /s/ Morrison & Foerster LLP